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                                                                   EXHIBIT 99.3



                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cendant Corporation (the "Company") on Form 10-K/A for the period ended December 31, 2001, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Henry
R. Silverman, as Chief Executive Officer of the Company, and Kevin M. Sheehan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Henry R. Silverman
------------------------------
Henry R. Silverman
Chief Executive Officer
November 4, 2002


/s/ Kevin M. Sheehan
------------------------------
Kevin M. Sheehan
Chief Financial Officer
November 4, 2002



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section18 of the Securities Exchange Act of 1934, as amended.